UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 3, 2008 (October 31, 2008)

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53147	98-0575209
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

(+86) 755 -8370-8333
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 29, 2008, China Information Security Technology, Inc. (the "Company") reported its entry into a share purchase agreement (the "Purchase Agreement"), among the Company, China Public Security Holdings Limited, the Company's wholly owned British Virgin Islands subsidiary ("CPSH") and Wide Peace International Investments Limited, a British Virgin Islands company ("Wide Peace"), for the purchase of Kwong Tai International Technology Limited, a Hong Kong company ("Kwong Tai"), and its wholly-owned Chinese subsidiary, Shenzhen Zhongtian Technology Development Company Ltd. ("Zhongtian Technology"), for a purchase price of $16,500,000.

On October 31, 2008 (the "Closing Date"), the Company, CPSH and Wide Peace consummated the transactions contemplated by the Purchase Agreement. Pursuant to the Purchase Agreement, the Company paid to Wide Peace $9,900,000 (approximately RMB67,617,000) of the purchase price in cash on the Closing Date. The Company is obligated to pay the remaining $6,600,000 of the purchase price to Wide Peace by delivery of 1,280,807 shares of the Company's common stock (the "Shares"), valued at $5.153 per share (the average of the closing price of the Company's common stock for the 20 trading days prior to September 23, 2008), within 90 days of the Closing Date.

For more details regarding the terms of the Purchase Agreement, see the Current Report on Form 8-K filed by Company with the Securities and Exchange Commission (the "Commission") on September 29, 2008, and Exhibit 10.1 thereto, which is incorporated by reference herein. A copy of the Company's press release announcing the closing is furnished as Exhibit 99.1 hereto.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On October 31, 2008, the Company and its subsidiaries completed the acquisition of 100% of the ownership interests in Kwong Tai , and its wholly-owned Chinese subsidiary, Zhongtian Technology. As a result of the transaction, Kwong Tai has become CPSH's direct wholly-owned subsidiary and Zhongtian Technology has become the Company's indirect wholly-owned subsidiary. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

The information pertaining to the Company's shares of common stock in Item 1.01 is incorporated herein by reference in its entirety. The Shares of the Company's common stock issuable to Wide Peace under the Purchase Agreement have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company intends to issue the Shares in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, and Regulation D and Regulation S of the Securities Act.

ITEM 9.01

FINANCIAL STATEMENT AND EXHIBITS.

(d)         Exhibits.

Exhibit	Description

10.1

Share Purchase Agreement, dated as of September 23, 2008, by and among China Public Security Holdings Limited, Wide Peace International Investments Limited (incorporated by reference to Exhibit 10.1 of the current report on Form 8-K filed by the Company on September 29, 2008).

99.1	Press Release, dated November 3, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INFORMATION SECURITY TECHNOLOGY, INC.

By: /s/ Jiang Huai Lin
Jiang Huai Lin
Dated: November 3, 2008	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1

Share Purchase Agreement, dated as of September 23, 2008, by and among China Public Security Holdings Limited, Wide Peace International Investments Limited (incorporated by reference to Exhibit 10.1 of the current report on Form 8-K filed by the Company on September 29, 2008).

99.1	Press Release, dated November 3, 2008